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                                                                    EXHIBIT 23.4

                          T.J. SMITH & COMPANY, INC.
                            OIL AND GAS CONSULTING
                            1331 LAMAR, SUITE 1340
                           HOUSTON, TEXAS 77010-3027

                              TEL: (713) 651-0651
                              FAX: (713) 655-7613


                     CONSENT OF T.J. SMITH & COMPANY, INC.

        As independent oil and gas consultants, T.J. Smith & Company, Inc. hereby consents to the use of our reserve report dated as of December 31, 2000 and to all references to our firm included in or made a part of the Mission Resources Corporation's Form 8-K to be filed with the Securities and Exchange Commission on or about July 12, 2001.

                                                     T. J. Smith & Company, Inc.


                                                     By: /s/ T.J. SMITH
                                                     --------------------------
                                                         T.J. Smith

Houston, Texas
July 12, 2001